UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549


                              FORM 8-K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 16, 2009
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                            DIONICS, INC.
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     (Exact name of registrant as specified in its charter)

                  Commission file number 000-08161
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Delaware                                                         11-2166744
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(State or other jurisdiction                               (I.R.S. Employer
of incorporation)                                       Identification No.)


65 Rushmore Street
Westbury, New York                                                    11590
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(Address of principal                                            (Zip Code)
executive offices)


    Registrant's telephone number, including area code:    (516) 997-7474
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                           Not applicable
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   (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     Reference is hereby made to Item 5.02 of the Current Report of Form 8-K filed on November 3, 2009 by Dionics, Inc. (the "Company") pursuant to which the Company reported, among other things, that as of October 30, 2009: (i) Jeff Teng and Roy Teng were appointed to the Board of Directors of the Company in connection with a change in control of the Company to be effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the Securities Exchange Act of 1934, as amended, following filing and mailing to Company shareholders of an appropriately prepared information statement on
Schedule 14f-1, and (ii) David M. Kaye submitted his resignation as a director of the Company to be effective immediately following the effectiveness of the two new appointments. The appointments and resignation described herein became effective on November 16, 2009 following completion of the foregoing conditions.

     As a result, the Board of Directors of the Company presently consists of Bernard Kravitz, Jeffrey Teng and Roy Teng.

     See Item 5.02 of the Current Report of Form 8-K filed on November 3, 2009 for additional information with regard to the two new appointments.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DIONICS, INC.
                                         (Registrant)


Dated:    November 25, 2009              By:  /s/ Bernard L. Kravitz
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                                         Name:    Bernard L. Kravitz
                                         Title:   President